                                                               Exhibit 12.1

                             Boston Edison Company
               Computation of Ratio of Earnings to Fixed Charges
                       Twelve Months Ended June 30, 1999
                                 (in thousands)


Net income from continuing operations               $165,173

Income taxes                                         101,354

Fixed charges                                         89,960
                                                    --------

     Total                                          $356,487
                                                    ========

Interest expense                                    $ 80,127
Interest component of rentals                          9,833
                                                    --------

     Total                                          $ 89,960
                                                    ========

Ratio of earnings to fixed charges                      3.96
                                                        ====